United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

CSB BANCORP, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CSB Bancorp, Inc.

91 North Clay Street

Millersburg, Ohio 44654

March 17, 2017

Dear Fellow Shareholders:

We invite you to attend the 2017 Annual Meeting of Shareholders (the “Meeting”) of CSB Bancorp, Inc. (“CSB”) to be held on April 26, 2017 at 7:00 p.m., local time, at the Carlisle Inn located at 4949 Walnut Street, Walnut Creek, Ohio 44687.

The Meeting is being conducted for the following purposes:

1.	To elect the following directors for terms of three years each:

Nominee	Term Will Expire In
Robert K. Baker	2020
J. Thomas Lang	2020

2.	To ratify the appointment of S.R. Snodgrass, P.C. as the independent registered public accounting firm for CSB for the fiscal year ending December 31, 2017; and

3.	To transact any other business that may properly come before the Meeting or any adjournments thereof.

At the conclusion of the Meeting, we will review highlights of the past year.

We hope you will be able to attend the Meeting. Whether or not you plan to attend, it is important that your shares be represented. We encourage you to execute and vote your shares promptly by telephone, by internet, or by completing, executing, and returning the enclosed proxy by mail in the envelope provided.    Please refer to the proxy card for information on voting by phone or by internet.

Thank you for your support of CSB.

Sincerely,

Robert K. Baker	Eddie L. Steiner
Chairman, Board of Directors	President and Chief Executive Officer

CSB Bancorp, Inc.

91 North Clay Street

Millersburg, Ohio 44654

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF CSB BANCORP, INC.

Date and Time:    April 26, 2017, at 7:00 p.m., local time

Place:	Carlisle Inn, 4949 Walnut Street, Walnut Creek, OH 44687

Items of Business:	1. The election of two directors.

2. The ratification of S. R. Snodgrass, P.C. as our independent auditor for the 2017 fiscal year.

3. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Record Date and Voting:	You may vote at the meeting if you were a shareholder of record at the close of business on March 9, 2017.

Your vote is important. You may vote your shares by internet or telephone by no later than 3:00 a.m., Eastern Daylight Time, on April 26, 2017, as directed in the proxy materials. You may also complete, sign, and return the enclosed proxy card by mail.

Voting in the above ways will not prevent you from attending or voting your shares at the meeting, but will ensure that your shares are represented at the meeting. We encourage you to vote by internet or telephone in order to reduce mailing and handling expenses.

If your shares are held by a broker, it is important that you provide instructions to your broker so that your vote is counted on all matters. If you wish to personally vote your broker-held shares, please obtain a legal proxy from the broker holder of record indicating that you are the beneficial owner of the shares you wish to vote.

By order of the Board of Directors,

Robert K. Baker	Eddie L. Steiner
Chairman, Board of Directors	President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 26, 2017

The proxy statement for the Annual Meeting, the form of proxy card, the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and the Company’s 2016 Annual Report to Shareholders are available at http://www.csb1.com; select Investor Relations/Other Information/Proxy Site.

CSB BANCORP, INC.

91 North Clay Street

Millersburg, Ohio 44654

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of CSB Bancorp, Inc., an Ohio corporation (“CSB” or the “Company”), of the accompanying proxy to be voted at the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 26, 2017, at Carlisle Inn, located at 4949 Walnut Street, Walnut Creek, Ohio 44687 at 7:00 p.m., local time, or at any adjournment(s) thereof. This proxy statement, together with the related proxy and CSB’s 2016 Annual Report to Shareholders (the “Annual Report”), are being mailed to the shareholders of the Company on or about March 23, 2017.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

When And Where Will The Annual Meeting Be Held?

The Annual Meeting will be held on April 26, 2017, at Carlisle Inn, located at 4949 Walnut Street, Walnut Creek, Ohio at 7:00 p.m., local time. To obtain directions to the Annual Meeting location, please contact Ms. Peggy L. Conn at 330-674-9015.

Why Did I Receive These Proxy Materials?

You have received these proxy materials because CSB’s Board of Directors is soliciting a proxy to vote your shares at the Annual Meeting. This proxy statement contains information that CSB is required to provide to you under the rules of the Securities and Exchange Commission (the “Commission”) and is intended to assist you in voting your shares.

Who May Vote At The Annual Meeting?

Only holders of common shares of record at the close of business on March 9, 2017 are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on March 9, 2017, there were 2,742,242 common shares, par value $6.25 per share, of the Company outstanding and entitled to vote.

Each holder of common shares is entitled to one vote for each common share held on March 9, 2017. At this time, it is not known whether there will be cumulative voting for the election of directors at the Annual Meeting. Cumulative voting is not available for the other proposals referenced and described in this proxy statement. A shareholder wishing to exercise cumulative voting with respect to the election of directors must notify the President, a Vice President or the Secretary of CSB in writing before 7:00 p.m., Eastern Daylight Time on April 24, 2017. If cumulative voting is requested and if an announcement of such request is made upon the convening of the Annual Meeting by the Chairman or the Secretary of the Annual Meeting on behalf of the shareholder requesting cumulative voting, you will have a number of votes equal to the number of directors to be elected, multiplied by the number of common shares owned by you, and will be entitled to distribute your votes among the candidates as you see fit. If any shareholder properly demands cumulative voting for the election of directors at the Annual Meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion to allocate votes among any or all of the nominees for director, unless authority to vote for any or all of the nominees is withheld.

What Is The Difference Between Holding Shares As A “Shareholder Of Record” And As A “Beneficial Owner?”

If your shares are registered directly in your name, you are considered the “shareholder of record” of those shares. CSB has sent these proxy materials directly to all “shareholders of record.” Alternatively, if your shares are held in an account at a brokerage firm, bank, broker-dealer, or other nominee, which is sometimes called “street name,” then you are the “beneficial owner” of those shares, and these proxy materials were forwarded to you by your nominee. The organization holding your shares is the shareholder of record for purposes of voting the shares at the

Annual Meeting. As the beneficial owner, you have the right to direct your nominee how to vote the common shares held in your account by following the voting instructions they provide to you. If you hold your common shares in street name, you may be eligible to appoint your proxy electronically via the internet or by telephone and may incur costs associated with the electronic access or telephone usage.

How Do I Vote?

Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance by proxy, electronically over the internet or by telephone. To vote by proxy, you must complete, sign and date the accompanying proxy card and return it in the envelope provided. Please refer to the proxy card for information on voting electronically. If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your common shares are held in an account at a brokerage firm, bank, broker-dealer or other record holder, you must bring a legal proxy from the shareholder of record indicating that you were the beneficial owner of the shares on March 9, 2017 in order to vote in person.

How Will My Common Shares Be Voted?

Those common shares represented by a properly executed proxy received prior to the Annual Meeting and not subsequently revoked will be voted as you direct. If you submit a valid proxy prior to the Annual Meeting but do not complete the voting instructions on the proxy, to the extent permitted by applicable law, your proxy will vote your common shares as recommended by the Board of Directors, as follows:

•	“FOR” the election of each of the director nominees listed below under “PROPOSAL ONE – ELECTION OF DIRECTORS;”

•	“FOR” the ratification of S.R. Snodgrass, P.C. (“Snodgrass”) as CSB’s independent registered public accounting firm for the fiscal year ending December 31, 2017 under “PROPOSAL TWO – RATIFICATION AND APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

Will Other Matters Be Decided At The Annual Meeting?

On the date that this proxy statement was printed, CSB did not know of any matters to be raised at the Annual Meeting other than those included in this proxy statement. If you submit a valid proxy and other matters are properly presented for consideration at the Annual Meeting, then the individuals appointed as proxies will have the discretion to vote on those matters for you.

May I Revoke My Proxy?

Yes, proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by:

•	executing and delivering a later dated proxy with regard to the same common shares;

•	giving notice in writing to Ms. Peggy L. Conn, Corporate Secretary, CSB Bancorp, Inc., 91 North Clay Street, Millersburg, Ohio 44654, which must be received prior to the Annual Meeting; or

•	notifying the Corporate Secretary or voting in person at the Annual Meeting.

If your shares are held in street name and you wish to revoke your proxy, you should follow the instructions provided to you by the record holder of your shares. If you wish to revoke your proxy in person at the Annual Meeting, you must bring a legal proxy from the shareholder of record indicating that you were the beneficial owner of the shares on March 9, 2017. Attending the Annual Meeting will not, by itself, revoke your proxy.

What Constitutes A Quorum?

Under CSB’s Code of Regulations, as amended (the “Regulations”), a quorum for purposes of the Annual Meeting shall consist of a majority of the voting capital stock of CSB then outstanding and entitled to vote at the Annual Meeting. The common shares outstanding are the only shares of CSB’s capital stock entitled to vote at the Annual Meeting. Common shares may be present in person or represented by proxy at the Annual Meeting. As of March 9, 2017, there were 2,742,242 common shares outstanding and entitled to vote. Consequently, at least 1,371,122 common shares must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business.

Abstentions are counted as present for purposes of determining a quorum. Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other shareholder of record how to vote their shares using the voting instructions provided by it. If a street name holder does not provide timely instructions, the broker or other nominee may have the authority to vote on some proposals but not others. If the broker or other nominee does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, this results in a broker non-vote. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the Annual Meeting, but are not considered entitled to vote on that particular matter. Consequently, broker non-votes generally have no effect on the matter.

What Are The Voting Requirements To Elect the Directors And To Approve the Other Proposals In This Proxy Statement?

The votes required to approve each of the proposals that are scheduled to be presented at the Annual Meeting are as follows:

•	Proposal One — Election Of Directors

The two director nominees receiving the greatest number of votes will be elected. Broker non-votes and proxies marked “Withhold Authority” will not be counted toward the election of directors or toward the election of individual nominees and, thus, will have no effect other than that they will be counted for establishing a quorum.

•	Proposal Two — Ratification Of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of CSB’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast on the matter at the Annual Meeting. This Proposal is considered to be a “routine” matter and, therefore, CSB does not expect any broker non-votes on Proposal Two. Abstentions will be counted as a vote cast and, thus, will have the same effect as a vote against Proposal Two.

What Are The Recommendations Of CSB’s Board Of Directors?

The Board of Directors has determined that voting “For” the proposals is in the best interests of CSB and recommends that each shareholder vote “For” the election of each of the director nominees listed below under “Proposal One – Election Of Directors,” and “For” the ratification of Snodgrass as CSB’s independent registered public accounting firm for the fiscal year ending December 31, 2017 under “Proposal Two – Ratification And Appointment Of Independent Registered Public Accounting Firm.”

Who Pays The Cost Of Proxy Solicitation?

The accompanying proxy is solicited by and on behalf of the Board of Directors of CSB, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by CSB. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, facsimile and electronic mail by directors, officers and employees of CSB. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common shares held of record by such persons, and CSB will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of March 9, 2017, regarding beneficial ownership of the common shares by each director, each director nominee, each of the named executive officers of CSB appearing in the Summary Compensation Table and all directors, named executive officers and other executive officers of the Company as a group. In addition, unless otherwise indicated, all persons named below can be reached at CSB Bancorp, Inc., 91 North Clay Street, Millersburg, Ohio 44654.

	Number of Common Shares (1)			Percent of Outstanding (2)
Name	Sole Voting	Shared Voting	Total
Robert K. Baker	11,484	17,171	28,655	1.04%
Julian L. Coblentz	518	—	518	*
Ronald E. Holtman	2,000	650	2,650	*
J. Thomas Lang	1,901	6,679	8,580	*
Jeffery A. Robb, Sr.	5,736	—	5,736	*
Eddie L. Steiner	27,242	2,714	29,956	1.09%
John R. Waltman	16,365	515	16,880	*
Paula J. Meiler	23,252	100	23,352	*
All current directors and executive officers (8 persons)	88,498	27,829	116,327	4.24%

*	Indicates less than 1% beneficial ownership of the total of common shares outstanding as of March 9, 2017. None of the shares reported are pledged as security.
(1)	The amounts shown represent the total outstanding common shares beneficially owned by the individuals as of March 9, 2017. Unless otherwise indicated, each individual has sole voting and dispositive power with respect to the common shares indicated.
(2)	For all directors and executive officers, the percentage of common shares owned is based upon 2,742,242 common shares issued and outstanding on March 9, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires CSB’s executive officers and directors, and persons who own more than ten percent of CSB’s common shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and to provide CSB with a copy of such form. Based on CSB’s review of the copies of such forms it has received, CSB believes that its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2016, with the exception of one late Form 4 reporting a transaction by Mr. Lang.

PROPOSAL ONE — ELECTION OF DIRECTORS

CSB’s Regulations provide that its business shall be managed by a board of directors of not less than three and not more than twenty-five persons, and that such directors shall be divided into three classes, as nearly equal in number as possible, and have set terms of three years. In accordance with CSB’s Regulations, the Board of Directors has currently established the number of directors at seven.

The Board of Directors has nominated Robert K. Baker and J. Thomas Lang to serve until the 2020 Annual Meeting of Shareholders, and until their respective successors are elected and qualified. Messrs. Baker and Lang are each incumbent directors whose present terms expire at the Annual Meeting.

Assuming that at least a majority of the issued and outstanding common shares are present at the Annual Meeting so that a quorum exists, the two nominees for director of CSB receiving the most votes will be elected. Shareholders have the right to vote cumulatively in the election of directors. In order to exercise the right to vote cumulatively, a shareholder must give written notice to the President, a Vice President or the Secretary of CSB not less than forty-eight hours before the time fixed for the Annual Meeting, and the shareholder’s demand for cumulative voting must be announced at the commencement of the Annual Meeting by or on behalf of the shareholder. If cumulative voting is elected, a shareholder may cast as many votes in the election of directors as the number of directors to be elected, multiplied by the number of shares held. If cumulative voting is exercised, the proxies named in the proxy card will cast the votes they hold as proxy in a manner to elect as many of the Board’s nominees as possible. If one or more of the nominees should, at the time of the Annual Meeting, be unavailable or unable to serve as a director, the common shares represented by proxy will be voted to elect the remaining nominees and any substitute nominees designated by the Board of Directors. As of the date of this proxy statement, the Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

Starting on the following page for each nominee for election as a director and for each director whose term will continue after the Annual Meeting is a brief statement, as of March 9, 2017, regarding the age, principal occupation or employment, other affiliations and business experience during the last five years for such persons. In addition, the following information provides the Nominating Committee’s evaluation regarding re-nomination of each of the director nominees and the key attributes, skills, and qualifications presented by each director nominee and the continuing directors.

The Board Of Directors Recommends That Shareholders Vote “For” The Election Of The Nominees.

NOMINEES FOR ELECTION AS DIRECTORS

(Term Expiring in 2020)

Robert K. Baker, Age 62

Mr. Baker has served as a director of CSB since 2001, is Chairman of the Board, Chairman of the Nominating Committee, and is a member of the Audit Committee. Mr. Baker is also Chairman of the Executive/Loan Committee of The Commercial and Savings Bank of Millersburg, Ohio (“The Commercial and Savings Bank” or the “Bank”), our wholly owned subsidiary. The Company has designated Mr. Baker as an “audit committee financial expert.” Mr. Baker served as Chairman of the Board of CSB from 2003 through April 2007. Mr. Baker is currently Co-owner/Operator of Bakerwell Inc. and associated companies with Bakerwell Service Rigs, Inc. The Bakerwell companies are in the oil and gas development, production and service industry. Mr. Baker maintains an inactive certified public accounting license in the state of Ohio. Mr. Baker currently serves as a director of the following boards: Holmes County Airport Authority, the Consumers Gas Cooperative, and Foundation for Hospital Art. Mr. Baker has previously served the community as a member of the local school board, as a director of the Pomerene Hospital Foundation, and as Treasurer/director of the Historic Downtown Millersburg Association. Mr. Baker’s education and experience in the field of accounting and business ownership experiences in the north central Ohio business market, as well as his experience as a director of CSB, allow him to provide continued financial and regional business expertise to the Board of Directors, and accordingly the Board of Directors has nominated him for re-election.

J. Thomas Lang, Age 73

Mr. Lang has served as a director of CSB since 1993 and is a member of the Compensation Committee, Nominating Committee and the Bank’s Executive/Loan Committee. Mr. Lang is a veterinarian and dairy farmer and is President and co-owner of Spring Hill Farm Inc. located in Big Prairie, Ohio. Mr. Lang’s education and agricultural ownership business experiences in the local business market as well as his knowledge and experience as a director of CSB, allow him to provide continued regional agricultural business and leadership expertise to the Board of Directors, and accordingly the Board of Directors has nominated him for re-election.

DIRECTORS CONTINUING IN OFFICE

(Term Expiring in 2018)

Ronald E. Holtman, Age 74

Mr. Holtman has served as a director of CSB since 2001 and is Chairman of the Audit Committee and a member of the Compensation and Nominating Committees. Mr. Holtman retired from the law firm of Logee, Hostetler, Stutzman & Lehman, located in Wooster, Ohio. Mr. Holtman serves as a director of the Western Reserve Group, a mutual insurance company, located in Wooster, Ohio. He is currently Chairman of the Board of Directors of the Western Reserve Group and also serves on its Board’s Compensation and Governance Committees. Mr. Holtman is a Director Emeritus of the Wayne County Community Foundation and serves as a Trustee of the Methodist Theological School of Ohio, located in Delaware, Ohio, Wayne Center for the Arts, and the Killbuck Watershed Land Trust. During his legal career, Mr. Holtman served as a Judge Advocate in the United States Air Force and upon entering private practice has specialized in advising small businesses and individuals in the following areas: real estate, commercial matters, tax and business planning, estate planning, probate of estates and banking matters. Mr. Holtman’s education and experiences in the legal field and in the north central Ohio business markets, as well as his experience as a director of CSB, allow him to provide continued local business, real estate and legal expertise to the Board of Directors.

Julian L. Coblentz, Age 38

Mr. Coblentz has served as a director of CSB since 2015 and is a member of the Audit Committee. Mr. Coblentz serves as Vice President of Operations of Coblentz Distributing, Inc. and is the Operations Manager at Walnut Creek Foods in Walnut Creek, Ohio, a position he has held since 2002. In his role, Mr. Coblentz has supported long-term planning and business strategy, people development, and operational refinements throughout the organization. Mr. Coblentz has been the owner and operator of Ten Talents Investment Management LLC since 2007. Mr. Coblentz serves as a Trustee of the Holmes County Education Foundation. From 2000 to 2002 Mr. Coblentz maintained his Series 7 and Series 63 Securities Licenses while working as a financial advisor in the trust and brokerage department of the Bank. Mr. Coblentz is a lifelong resident of Holmes County. Mr. Coblentz holds a B.A. from Malone College

(now University) with a major in commercial Music Technology and a minor in Business Administration. Mr. Coblentz’s education and experiences in the banking industry, leadership experiences in private business and his knowledge of local business allow him to provide expertise to the Board of Directors.

Eddie L. Steiner, Age 61

Mr. Steiner has served as a director of CSB since 2001 and is a member of the Bank’s Executive/Loan Committee. Mr. Steiner currently serves as President and Chief Executive Officer of CSB, a position he has held since 2006, and is the President and Chief Executive Officer of The Commercial and Savings Bank, a position he has held since December 2011. Mr. Steiner is Chairman of The Commercial and Savings Bank’s board of directors, a position he has held since 2006. Mr. Steiner also serves as a director and Chairman of the Audit Committee of the Western Reserve Group, a property and casualty mutual insurance company, located in Wooster, Ohio. Mr. Steiner is a licensed certified public accountant in the state of Ohio. In 2008, Mr. Steiner received his graduate degree from the ABA Stonier Graduate School of Banking. Mr. Steiner served as a member of the Community Depository Institutions Advisory Council for the Federal Reserve Bank of Cleveland beginning January 2011 through December 2015 and became chair of the council effective January 2013. Mr. Steiner served as a member of the Community Depository Institutions Advisory council for the Board of Governors of the Federal Reserve System, Washington, DC from January 2013 through December 2015. Effective May 2013, Mr. Steiner was appointed to the Ohio Division of Financial Institutions Banking Commission. Mr. Steiner’s education and experiences in the banking and financial services industries, as well as his business leadership experiences and skills, allow him to provide continued business and leadership insight to the Board of Directors.

DIRECTORS CONTINUING IN OFFICE

(Term Expiring in 2019)

Jeffery A. Robb, Sr., Age 67

Mr. Robb has served as a director of CSB since 2001 and is a member of the Audit and the Bank’s Executive/Loan Committees. CSB has designated Mr. Robb as an “audit committee financial expert.” Mr. Robb is currently Chief Executive Officer of Robb Companies, Inc. and Robbco Marine / Ohio Yamaha located in Hebron, Ohio, which are privately owned companies. Mr. Robb, who maintains an inactive certified public accounting license in the state of Ohio, is a former director of the Federal Reserve Bank of Cleveland and former executive director of the Community Bankers Association of Ohio. Mr. Robb is the retired president and chief executive officer of Proctor, Robb and Company, CPA, an accounting firm that specialized in providing audit, tax, management expertise and consulting services to community banks, thrifts and credit unions. Mr. Robb’s prior military service includes serving in the United States Army as an Armor Officer and he is a Vietnam Veteran. Mr. Robb’s educational background in accounting and his professional experiences as an executive officer, director and bank service provider allow him to provide continued financial and bank specific expertise to the Board of Directors.

John R. Waltman, Age 75

Mr. Waltman has served as a director of CSB since 2001, and is the current Chairman of the Compensation Committee and is a member of the Nominating Committee and the Bank’s Executive/Loan Committee. Mr. Waltman served as Chairman of the Board from 2007 through April 2016. Mr. Waltman is a practicing attorney and Of Counsel to the law firm Critchfield, Critchfield and Johnston Ltd., Millersburg, Ohio. Mr. Waltman also serves as Lead Trustee of the Board the Holmes County Education Foundation, a 501(c)(3) non-profit foundation and has been a trustee of that Foundation for twenty-eight years.    Mr. Waltman is a member of the Investment Committee and chairs the Compensation Committee of the Foundation. Mr. Waltman’s education and experiences in the legal field, his leadership role in a philanthropic foundation, his knowledge of investments and wealth management, as well as his knowledge of the business community and experience as a director of CSB, allow him to provide continued legal and local business expertise to the Board of Directors.

MEMBERSHIP AND MEETINGS OF THE BOARD AND ITS COMMITTEES

In 2016, each director attended more than 75% of the total number of meetings of the board and the committees on which they served. In addition, all board members are expected to attend the annual meetings of shareholders, and all attended the 2016 Annual Meeting of Shareholders. Current committee membership for both CSB and the Bank, and the number of meetings of the full board and each committee in 2016, are shown in the table below.

Name	CSB Bancorp, Inc. Board	Nominating	Compensation	Audit	Subsidiary Bank Board	Bank Level Executive/Loan
Mr. Baker	Chair	Chair		Member	Member	Chair
Mr. Coblentz	Member			Member	Member
Mr. Holtman	Member	Member	Member	Chair	Member
Mr. Lang	Member	Member	Member		Member	Member
Mr. Robb	Member			Member	Member	Member
Mr. Steiner	Member				Chair	Member
Mr. Waltman	Member	Member	Chair		Member	Member
Number of 2016 meetings	12	2	3	7	12	20

In 2016, the Board of Directors affirmatively determined that each of the following directors are “independent directors” under the rules of The NASDAQ Stock Market LLC (the “NASDAQ”): Mr. Baker, Mr. Coblentz, Mr. Holtman, Mr. Lang, Mr. Robb, and Mr. Waltman.

Board Leadership Structure and Role in Risk Oversight

Robert K. Baker is the Chairman of the Board of Directors of CSB. Mr. Baker chairs the meetings of the board of directors and the annual meeting of shareholders. In his role, he has the authority to call meetings of the outside directors and lead executive sessions of the outside directors.    Eddie L. Steiner is the Chairman of the Board of the Company’s subsidiary, The Commercial and Savings Bank. The Board of Directors believes Mr. Steiner’s role is to identify CSB’s strategic priorities and lead Board discussions on the execution of Company strategy. The Board of Directors believes that it is beneficial to have an independent Chairman with the sole job of leading the Board, while allowing the President/CEO to focus his efforts on the day to day management of the Company. The separation of the Chief Executive Officer and the Company’s board chair position within its leadership structure appropriately balances the promotion of CSB’s strategic development with the Board’s management oversight function. The Board of Directors also believes that its leadership structure has created an environment of open and efficient communication between the Board and management, enabling the Board to maintain an active and informed role in risk management by being able to monitor and manage those matters that may present significant risks to CSB.

The Board of Directors’ role in CSB’s risk management process includes reviewing regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. The Board of Directors reviews these reports to enable it to understand and assess CSB’s risk environment, risk management and risk mitigation strategies. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of both management and the Board also have responsibility for risk management. The Audit Committee assists the Board of Directors in its oversight of CSB’s accounting and financial reporting processes. The Compensation Committee oversees the management of risks relating to executive and non-executive compensation plans and arrangements. While each committee oversees certain risks and the management of such risks, the entire Board of Directors is regularly informed of such risks through committee reports.

Executive Sessions

The non-employee directors of the Board meet periodically in executive session to discuss issues related to management, personnel and any other matters deemed appropriate by the non-employee directors.    During 2016, the non-employee directors did not meet in executive session.

Directors’ Compensation

Each director of CSB also serves as a director of The Commercial and Savings Bank. Outside directors of The Commercial and Savings Bank are compensated for board and committee meetings. Directors receive no compensation from CSB. Directors who are employees receive no additional compensation for serving on the board or its committees. The Commercial and Savings Bank provides non-employee directors the following cash compensation:

•	A cash retainer of $12,000 per year, paid in quarterly installments;

•	A cash payment of $550 for each board and committee meeting attended;

•	Audit Committee Chairman receives $600 per meeting and $100 per quarter; and the Chairman of the Board receives $500 per quarter; and

•	Reimbursement for customary and usual travel expenses (outside of board and committee meeting attendance).

The following table sets forth compensation information for each of the non-employee directors of CSB and The Commercial and Savings Bank during the year ended December 31, 2016:

Name	Fees Earned Or Paid in Cash ($)	Total ($)
Mr. Baker		$35,600
Mr. Coblentz		$29,100
Mr. Holtman		$30,150
Mr. Lang		$31,850
Mr. Robb		$32,950
Mr. Waltman		$34,600

Committees of the Board of Directors

The Board has three standing subcommittees, the Nominating Committee, the Compensation Committee and the Audit Committee. Each of those committees has a charter with designated responsibilities and each committee functions as described in further detail below.

The Board meets as needed to attend to any business necessitating action between regularly scheduled meetings. Accordingly, the Board has not designated any committee to act on its behalf between regularly scheduled meetings.

In addition to the Board’s three standing committees, the Bank has an Executive/Loan Committee, comprised solely of directors of the Company Board. That bank-level committee’s duties and activities are further described below.

Nominating Committee

CSB has a Nominating Committee, which recommends to the board the nominees for election as directors. The Nominating Committee currently consists of Robert K. Baker, Ronald E. Holtman, J. Thomas Lang, and John R. Waltman. The Nominating Committee will consider candidates for nomination as a director who are recommended by shareholders, directors, and other sources. Under the terms of the Nominating Committee Charter, the Nominating Committee is responsible for ensuring that the Board and its committees are appropriately constituted in order that the Board may effectively meet its fiduciary and other obligations to the shareholders and to the Company. The Nominating Committee develops and recommends to the Board the Corporate Governance guidelines. The Committee is responsible for the selection of individuals for nomination to the Board of Directors and considering incumbent directors for nomination and re-election.

In considering and evaluating potential candidates for positions on the CSB Board of Directors, and consistent with its charter, the Nominating Committee considers, among other things: (i) the potential candidates’ knowledge of the communities in which CSB and The Commercial and Savings Bank operate; (ii) their experience and any special business, financial, or other expertise; (iii) their reputation for honesty and integrity; and (iv) their ability to provide independent and objective oversight and supervision for matters which may impact CSB and The Commercial and Savings Bank. The Nominating Committee also considers applicable requirements of CSB’s

Regulations and requirements of applicable law and regulations with respect to evaluating potential candidates, as well as other matters which the Nominating Committee deems appropriate in light of the specific circumstances and the potential candidate. To that end, the Nominating Committee may conduct its own analysis and may also seek information from a variety of outside sources in order to ascertain whether a potential candidate meets the referenced criteria.

The Nominating Committee utilizes the same standards and criteria in considering and evaluating potential candidates for positions on the Board of Directors who are recommended by shareholders, when appropriate. The Nominating Committee currently does not have a diversity statement within its charter. Although CSB does not have a specific diversity policy for director candidates, it is the policy of the Nominating Committee that nominees for director should have a diversity of viewpoints, background, experience and skills. Each of the members of the Nominating Committee are “independent,” as defined by the NASDAQ listing requirements. The Nominating Committee operates under a written charter, which is reviewed annually by the Committee and the Board of Directors and is available on the Company’s website at www.csb1.com.

Compensation Committee

The Compensation Committee is responsible for overseeing the administration of the Company’s compensation philosophy for appropriate levels of compensation and benefits for directors, officers and employees of CSB. The Compensation Committee currently consists of John R. Waltman, Ronald E. Holtman, and J. Thomas Lang. All members of the Compensation Committee are considered “independent” for purposes of the NASDAQ listing requirements. The Compensation Committee operates under a written charter, which is reviewed annually by the Committee and the Board of Directors and is available on the Company’s website at www.csb1.com.

Pursuant to the terms of its charter, the Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to its chairperson or a subcommittee of at least two members of the Compensation Committee except such powers and authorities required by law or regulation to be exercised by the whole Committee. The Compensation Committee may invite such members of management to its meetings as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions. Pursuant to its charter, the Compensation Committee has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. Executive sessions, excluding the chief executive officer, are held in conjunction with his annual performance and compensation review to ensure open dialogue and discussion.

Additional discussion of the Compensation Committee’s role is set forth in the Discussion of Executive Compensation Programs section of this proxy statement beginning on page 12.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of CSB. The Audit Committee members are Ronald E. Holtman, Robert K. Baker, Julian L. Coblentz, and Jeffery A. Robb, Sr. All of the members of the Audit Committee are independent directors, as defined by the NASDAQ listing requirements. Among other things, the Audit Committee is responsible for the engagement of independent auditors, reviewing with the independent auditors the plans and results of the audit, and reviewing the adequacy of internal accounting controls. The Board of Directors has determined that Messrs. Baker and Robb meet the requirements of an “audit committee financial expert” as defined by the Commission. Mr. Baker acquired these attributes through education and his experience as a certified public accountant and as a Controller within private industry. Mr. Robb acquired these attributes through education and his experience in the banking industry and as a certified public accountant. The Audit Committee operates under a written charter, which is reviewed annually by the Committee and the Board and is available on the Company’s website at www.csb1.com.

Bank Executive/Loan Committee

The Bank Board’s Executive/Loan Committee meets throughout the year to monitor the lending activities of The Commercial and Savings Bank and help ensure that such activities are conducted in a manner consistent with the Bank’s credit policy. As credit risk represents the major risk component within The Commercial and Savings Bank, the Executive/Loan Committee oversees management’s implementation and enforcement of the Bank’s credit risk management framework. The Executive/Loan Committee consists of Robert K. Baker, J. Thomas Lang, Jeffery A. Robb, Sr., Eddie L. Steiner, and John R. Waltman.

SHAREHOLDER RECOMMENDATIONS

The Nominating Committee of the Board of Directors will consider recommendations for nominations to serve as a director received from shareholders in accordance with CSB’s Regulations. Shareholder recommendations for nomination should be submitted in writing to Ms. Peggy L. Conn, Secretary, CSB Bancorp, Inc., 91 North Clay Street, Millersburg, Ohio 44654. The recommendation must be provided to CSB in writing not less than 14 nor more than 50 days prior to the date of the Annual Meeting. The recommendation should also include the name, age, business address, residence address, principal occupation, and number of shares of CSB beneficially owned by the recommended candidate for nomination. Shareholder recommendations must also include the information that would be required to be disclosed in the solicitation of proxies for the election of directors under the federal securities laws. CSB may also require any nominee to furnish additional information regarding the eligibility and qualifications of the candidate recommended.

EXECUTIVE OFFICERS

The following are the executive officers of CSB, all of whom are employed full-time in service to the Company or The Commercial and Savings Bank. Each executive is appointed annually by, and serves at the pleasure of, the Board of Directors of CSB. This table lists each executive officer’s age as of March 9, 2017.

Name	Age	Positions Held with CSB and The Commercial and Savings Bank

Eddie L. Steiner	61	President and Chief Executive Officer of CSB since 2006 and a member of the Board of Directors since 2001; President and Chief Executive Officer of The Commercial and Savings Bank since January 2012; principal executive officer of The Commercial and Savings Bank from February 2011 through December 2011; Chairman of the Board of Directors of The Commercial and Savings Bank since April 2006; and member of the Board of Directors of The Commercial and Savings Bank since 2001.

Paula J. Meiler	62	Senior Vice President and Chief Financial Officer of CSB since 2004; Senior Vice President and Chief Financial Officer of The Commercial and Savings Bank since 2004.

DISCUSSION OF EXECUTIVE COMPENSATION PROGRAMS

The following discussion provides information regarding the compensation programs for CSB’s named executive officers, including: (i) the overall objectives of the Company’s compensation programs; (ii) the material elements and factors of CSB’s compensation programs; and (iii) a discussion of the Compensation Committee’s determinations during 2016 regarding such individuals. For 2016, CSB’s named executive officers were:

Eddie L. Steiner	President and Chief Executive Officer of CSB and Chairman, Chief Executive Officer and President of The Commercial and Savings Bank.

Paula J. Meiler	Senior Vice President and Chief Financial Officer of CSB and Senior Vice President and Chief Financial Officer of The Commercial and Savings Bank.

The specific amounts paid or payable to the named executive officers are disclosed in the tables and narrative beginning on page 17 of this proxy statement. The following discussion cross-references those specific tabular and narrative disclosures where appropriate.

Compensation Philosophy and Objectives

The Compensation Committee believes that in order to manage and grow a well-run financial services organization it is necessary to establish compensation programs and related opportunities that are attractive, motivating and rewarding to high quality executives, managers and staff. These programs and opportunities must be balanced with their cost to CSB and its shareholders. In order to arrive at the appropriate balance, CSB has established the following compensation philosophy and guidelines for its overall compensation program:

1.	In order to attract and retain highly qualified management, CSB strives to provide target base salaries close to the mean of the market rate paid for comparable positions by similarly sized bank holding companies.

2.	Where practical, CSB establishes performance-based compensation focused on individual results, team results, and contributions to CSB’s overall performance.

Compensation Committee Decision-Making Process

The Compensation Committee oversees the compensation of CSB’s named executive officers and establishes the Company’s overall compensation philosophy and objectives. In addition, the Compensation Committee evaluates and assesses the design of CSB’s compensation and benefit programs and monitors external market pay levels and practices, in order to determine appropriate compensation adjustments and future compensation decisions. The Compensation Committee also reviews and approves incentive award opportunities, actual bonus payments and award grants and reviews and recommends for Board of Directors approval the proposed implementation or material changes to CSB’s compensation programs. The Compensation Committee assesses such compensation programs within the context of applicable regulatory guidance, with the goal of establishing appropriate incentives to attract, retain and align executives’ interests with established current and long-term objectives of CSB without incenting undue risk.

Outside Executive Compensation Consultants

Neither the Compensation Committee nor management engaged an outside executive compensation consultant in 2016.

Peer Group Evaluation

Total compensation for the named executive officers is comprised of base salaries, annual cash incentive awards, retirement plan contributions, severance protection, long-term equity awards and other benefits and perquisites. To determine compensation levels for the named executive officers, as well as other officers, the Compensation Committee reviews compensation survey data from independent sources to ensure that the total compensation program is competitive. Specifically, during 2016, with the participation of CSB’s management, including the Company’s Chief Executive Officer, the Compensation Committee evaluated its pay practices for both directors and the named executive officers including but not limited to comparison against the following similarly situated financial institutions.

Civista Bancshares, Inc.	Sandusky, Ohio
LCNB Corporation	Lebanon, Ohio
Farmers & Merchants Bancorp Inc.	Archbold, Ohio
Ohio Valley Bancorp	Gallipolis, Ohio
SB Financial Group	Defiance, Ohio
Middlefield Banc Corp.	Middlefield, Ohio
United Bancshares Inc.	Columbus Grove, Ohio
Cortland Bancorp	Cortland, Ohio
DCB Financial Corp	Lewis Center, Ohio
Wayne Savings Bancshares, Inc.	Wooster, Ohio
United Bancorp, Inc.	Martins Ferry, Ohio

Each of the financial services institutions listed above are publicly-traded institutions ranging in size from approximately 206% of CSB’s asset level to approximately 65% of CSB’s asset level, and are all located and doing business primarily in Ohio.

2016 Named Executive Officer Compensation

Base Salary

The purpose of the base salary program is to pay for the qualifications, experience, and marketability of the position consistent with market practices. A pay range for each position is established around the mean of the market rate paid for comparable positions by similarly-sized financial institutions. Individual pay within the range is determined by executive performance, job proficiency and contributions over a period of years. For 2016, the base salary levels for all CSB named executive officers are at or below the median of base salaries of peers in other similar-sized financial organizations.

Pay adjustments are tied directly to CSB’s performance appraisal process, which evaluates the employee on a series of performance criteria. This process is used for all CSB employees, including the named executive officers. Pay adjustments are typically made annually. In addition to these performance-based base pay adjustments, it is periodically necessary to make additional market adjustments in those instances where market base salary levels move faster than anticipated or where additional duties and responsibilities are added to the job.

Each outside director annually completes a survey of the Chief Executive Officer’s performance and objectives for the coming year. The Compensation Committee reviews all director submissions and the Chairman of the Compensation Committee or CSB’s board Chairman, or both in concert, then conduct a performance review meeting annually with the Chief Executive Officer. The Chief Executive Officer follows a similar process in annually reviewing the performance of and establishing coming year objectives for each of the Chief Executive Officer’s direct reports.

The amount of a named executive officer’s base salary is the reference point for much of the other compensation. For example, the relative ranges of potential annual incentive awards for executives are fairly proportionate to the named executive officers’ respective base salaries. In addition, base salary is one component of the contribution formula under CSB’s 401(k) and profit sharing plan and the key component in the Company’s severance and change in control agreement.

Annual Incentive

The purpose of the annual incentive program is to focus executives on achieving and possibly exceeding CSB’s annual performance objectives consistent with safe and sound operations of the Company and The Commercial and Savings Bank. In 2016, the performance expectations were established around the attainment of specific performance ratios, performance to current year financial plan, and satisfactory compliance with regulatory and audit reviews as well as consideration of the potential impact of executives’ actions on safe and sound operations and appropriate risk management controls.

Each component of the annual incentive program has a separate measurement. The Compensation Committee retains the flexibility to make discretionary adjustments up or down based on performance that may be subjective. This discretion is not used to change the targets under the plan, only the rewards.

The target annual incentive opportunity during the past fiscal year was 30% of actual base salary for each named executive officer. For 2016, the Company’s specific performance ratio was tied to a return on assets at the bank level of 1.0%. The Bank’s 2016 return on average assets was 1.07%. CSB’s budgeted net income was $6.4 million, budgeted return on average assets (ROAA) was 0.97%, budgeted return on average equity (ROAE) was 10.04% and the budgeted efficiency ratio was less than 62.71%. The Company’s actual results were as follows: net income $6.7 million, ROAA 1.03%, ROAE 10.44% and efficiency ratio 60.14%. The above actual results equaled 104-107% of plan at CSB.

Retirement and Other Post-Employment Benefits

CSB maintains The Commercial & Savings Bank 401(k) Retirement Plan, (the “401(k) Plan”), a qualified 401(k) and profit sharing plan. The 401(k) Plan provides a 50% company match of participant contributions up to a maximum of 2% of each participant’s annual qualified compensation. There is also a discretionary profit sharing contribution and the amount may vary directly with CSB profits. The 401(k) Plan provides investment alternatives in the following categories: CSB stock, and the following categories of mutual funds: large, small and mid cap, indexed, growth, bond and money market funds.

Other Benefits and Perquisites

All CSB employees, including the named executive officers, are eligible to participate in a comprehensive benefits program, which includes health and welfare, disability, and vacation benefits that are not required to be reported in the tables that follow. Additionally, certain consumer and primary residence mortgage loans granted by The Commercial and Savings Bank to directors, officers and all employees receive a 1% reduction to the standard loan interest rate during the period of service to CSB or The Commercial and Savings Bank. There were no interest rate reductions received by any director or named executive officer in 2016.

Employment Contracts and Other Arrangements

An employment agreement dated August 9, 2004, was entered into with Paula J. Meiler providing, among other things, for employment of Ms. Meiler as Senior Vice President and Chief Financial Officer of CSB and The Commercial and Savings Bank pursuant to the terms of the agreement. The agreement is for a two-year term with annual renewals commencing at the second anniversary, and provides for compensation to Ms. Meiler consisting of an annual base salary of $100,000, a bonus to be paid at the discretion of the Board of Directors, vacation, benefits and certain stock options. On August 9, 2007, an amendment to the agreement provided that the agreement be for a two-year term with annual renewals commencing August 9, 2008. In the event that Ms. Meiler’s employment is terminated without “cause” (as defined in the agreement), the agreement entitles her to a severance payment equal to the unpaid amount otherwise due under the agreement plus six months of the base salary in effect on the date of termination and limited continued benefits for a six month period. The agreement also contains a “non-compete” provision, prohibiting Ms. Meiler from competing under terms defined by the agreement for a period of one year following the date of termination of the agreement, as well as a “change in control” provision, which provides Ms. Meiler with certain benefits, including continuation of compensation, stock options, and certain health benefits for stated periods following a “change in control” as defined therein and termination of employment within a 90-day period before or after such “change in control”. Such “change in control” benefits are subject to being reduced so that no “excess parachute payment” (as defined in Section 280G (b)(l) of the Internal Revenue Code of 1986, as amended) is received by Ms. Meiler.

Potential Payments upon Termination or Change in Control

The following sets forth the benefits that could be paid to Ms. Meiler upon various termination events, which would only be known at the time that the benefits become payable.

If Ms. Meiler’s employment had been terminated following a “change in control” as of December 31, 2016, Ms. Meiler would have been entitled to a cash severance of $288,900 (2x base salary) and medical benefits of $8,576 (1 year). If Ms. Meiler’s employment had been terminated “without cause” as of December 31, 2016, Ms. Meiler would have been entitled to a cash severance of $304,773 (base salary unpaid under the agreement plus 6 months) and medical benefits of $4,288 (6 months).

Ms. Meiler’s employment agreement does not provide for any additional payments or benefits for death, disability, voluntary termination of employment by the executive or involuntary termination by the Company for cause. Under those scenarios, Ms. Meiler is only entitled to her accrued and unpaid obligations, such as salary and unused vacation.

Oversight and Risk Management of Compensation Programs

The Compensation Committee oversees the implementation and enforcement of the policies, procedures and practices related to the various compensation programs as part of its duties. The Compensation Committee monitors the compensation policies to ensure that the compensation packages offered to its employees and executive officers do not present such individuals with the potential to engage in excessive or inappropriate risk taking activities.

The Compensation Committee believes that the current compensation structure for employees and executive officers does not encourage unnecessary or excessive risk taking to the extent that it would reasonably be likely to lead to a material adverse effect. It is the opinion of the Compensation Committee that the current compensation program appropriately balances risk and the desire to focus on the short-term and the long-term goals of CSB and does not encourage unnecessary or excessive risk taking.

THE COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Executive Compensation Programs with CSB’s management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Discussion of Executive Compensation Programs be included in CSB’s proxy statement and Annual Report on Form 10-K for the year ended December 31, 2016.

The Compensation Committee:

John R. Waltman, Chairman

Ronald E. Holtman

J. Thomas Lang

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides certain summary information concerning the compensation paid or accrued by CSB and its subsidiaries to or on behalf of its named executive officers. The table shows the compensation attributable to CSB’s named executive officers during 2016 and 2015.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	All Other Compensation		Total
Eddie L. Steiner, President and CEO; Chairman, CEO and President of The Commercial and Savings Bank	2016 2015	$250,000 225,000	$60,000 45,000	$14,767 13,742	(1) (1)	$324,767 283,742
Paula J. Meiler, Senior VP and CFO	2016 2015	$144,450 140,346	$43,335 40,000	$10,087 9,430	(2) (2)	$197,872 189,776

(1)	Includes $13,850 and $12,825 of qualified plan matching and profit sharing contributions and $917 of Group Term Life Insurance for 2016 and 2015.
(2)	Includes $9,223 and $8,566 of qualified plan matching and profit sharing contributions and $864 of Group Term Life Insurance for 2016 and 2015.

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee Report is provided in accordance with the rules and regulations of the Commission. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the Board of Directors of CSB. Management of CSB is responsible for CSB’s reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles. CSB’s auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes.

The Audit Committee has reviewed and discussed with S.R.Snodgrass, P.C. (“Snodgrass”), CSB’s independent registered public accounting firm for the year ended December 31, 2016, the matters required to be discussed by Statement of Accounting Standards No. 61, as may be modified or supplemented. The Audit Committee also has received the written disclosures and the letter from the independent accountants, as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Snodgrass its independence. Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in CSB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission.

The Audit Committee:

Ronald E. Holtman, Chairman

Robert K. Baker

Julian L. Coblentz

Jeffery A. Robb, Sr.

PROPOSAL TWO— RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Snodgrass to act as the independent registered public accounting firm to examine the books, records and accounts of CSB and its subsidiaries for the fiscal year ending December 31, 2017. This appointment is being presented to shareholders for ratification or rejection at the Annual Meeting.

Snodgrass was CSB’s independent registered public accounting firm for the fiscal year ended December 31, 2016, and is considered by the Audit Committee and the Board of Directors to be well qualified. By NASDAQ and Commission rules and regulations, selection of the Company’s independent registered public accounting firm is the direct responsibility of the Audit Committee. The Board of Directors has determined, however, to seek shareholder ratification of this selection as both a good corporate practice and to provide shareholders an avenue to express their views on this important matter.

If shareholders fail to ratify the appointment, the Audit Committee will seek to understand the reasons for such failure and will take those views into account in this and future appointments of CSB’s independent registered public accounting firm. Even if the current selection is ratified by shareholders, the Audit Committee reserves the right to terminate the engagement of Snodgrass and appoint a different independent accounting firm at any time during the year if the Audit Committee determines that such change would be in the best interests of CSB and its shareholders.

Representatives of Snodgrass are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Audit Committee and the Board of Directors each recommend a vote “FOR” ratification of the selection of S.R. Snodgrass, P.C. as the independent registered public accounting firm of CSB for the current year.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Fees for professional services rendered by Snodgrass for fiscal 2016 and 2015 were as follows

	2016	2015
Audit Fees (1)	$97,519	$95,726
Audit-Related Fees (2)	10,966	10,775
Tax Fees (3)	11,368	11,137
All Other Fees	—	—

(1)	Audit fees are fees for professional services rendered for the audit of the Company’s annual financial statements, the review of financial statements included in Form 10-Q filings and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees generally include fees for the audit of the Company’s employee benefit plan.
(3)	Tax service fees consist of compliance fees for the preparation of original tax returns.

All of the above-mentioned services and fees were pre-approved by the Audit Committee. During CSB’s most recent fiscal year ended December 31, 2016, there were no disagreements with Snodgrass on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure.

Audit Committee Procedures for Pre-Approval of Services by the Independent Public Accounting Firm

•	The Audit Committee will annually approve the scope of, and fees payable for, the year-end audit to be performed by CSB’s independent accountants for the next fiscal year.

•	Management may not engage the independent accountants for any services unless the service contracts are approved by the Audit Committee in advance of the engagement.

•	If management wishes to engage the independent accountants for any services, Management will define and present to the Audit Committee specific projects and categories of service, and fee estimates, for which the advance approval of the Audit Committee is required. The Audit Committee will review these requests and determine whether to approve the engagement of the independent accountants for the specific projects and categories of service.

•	Management will report to the Audit Committee regarding the actual spending for these projects and services, compared to the approved amounts on a quarterly basis.

•	The Audit Committee chairperson will report to the Committee at each regularly scheduled meeting the nature and amount of any non-audit services that the Chairperson has approved.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CSB has engaged, and intends to continue to engage, in the lending of money through The Commercial and Savings Bank to various directors and officers of CSB and The Commercial and Savings Bank and their related interests. These loans were made in accordance with applicable law and regulation and in the ordinary course of business on substantially the same terms, including interest rates and collateral, as prevailing at the time for comparable transactions with persons not related to The Commercial and Savings Bank and did not involve more than a normal risk of collectability or present other unfavorable features.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2016, none of CSB’s named executive officers or directors was a member of the Board of Directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Commission.

PROPOSALS BY SHAREHOLDERS FOR 2018 ANNUAL MEETING

In order to be eligible for inclusion in CSB’s proxy materials for the 2018 Annual Meeting of Shareholders, any shareholder’s proposal to take action at such meeting must be received at CSB’s main office at 91 North Clay Street, Millersburg, Ohio 44654, no later than November 23, 2017. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

If a shareholder intends to present a proposal at the 2018 Annual Meeting of Shareholders without including the proposal in the proxy solicitation materials relating to that meeting, and the proposal is not received by CSB prior to February 6, 2018, then the proxies designated by the Board of Directors for the 2018 Annual Meeting of Shareholders may vote the proxies in their discretion on any such proposal without mention of such matter in the proxy solicitation materials or on the proxy card for such meeting.

SHAREHOLDER COMMUNICATION WITH BOARD OF DIRECTORS

Shareholders interested in communicating directly with the Board of Directors may do so by writing to Ms. Peggy L. Conn, Secretary, CSB Bancorp, Inc., 91 North Clay Street, Millersburg, Ohio 44654. The mailing envelope and letter must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board of Directors Communication.”

The Corporate Secretary will review all such correspondence and regularly forward to the Board of Directors a log and summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees of the Board or that the Corporate Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by CSB that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of CSB’s internal audit department and handled in accordance with procedures established by the Audit Committee for such matters.

OTHER BUSINESS

The Board of Directors is not aware of any business to be addressed at the Annual Meeting other than those matters described in this proxy statement. However, if any business other than that set forth in the Notice of Annual Meeting should be properly presented at the Annual Meeting, it is intended that the common shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person voting them.

By order of the Board of Directors,

Eddie L. Steiner
President and Chief Executive Officer

March 17, 2017

Millersburg, Ohio

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Eastern Daylight Time, on April 26, 2017.

Vote by Internet • Go to www.investorvote.com/CSBB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors Recommends a Vote FOR all of the nominees in proposal 1 and FOR proposal 2.

1.	Election of directors for a three-year term expiring in 2020:						+
		For	Withhold		For	Withhold
	01 - Robert K. Baker	☐	☐	02 - J. Thomas Lang	☐	☐

		For	Against	Abstain
2.	To ratify the appointment of S.R. Snodgrass, P.C. as the independent registered public accounting firm for CSB for the fiscal year ending December 31, 2017.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

∎	1 U P X	+
02K66A

Annual Meeting Materials are available at: www.investorvote.com/CSBB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — CSB BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS — Wednesday, April 26, 2017, 7:00 p.m.

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held on April 26, 2017.

The common shares of CSB Bancorp, Inc. (“CSB”) as to which you have voting authority will be voted as you specify on the reverse side of this proxy card.

If no choice is specified, the common shares of CSB represented by this proxy card will be voted FOR the election of nominees for director listed in proposal 1, and FOR proposal 2.

By signing the proxy card, you revoke all prior proxies to vote the common shares of CSB Bancorp, Inc. you are entitled to vote at the Annual Meeting of Shareholders and appoint Julian L. Coblentz and Ronald E. Holtman and each of them with full power of substitution, as your proxies to attend the Annual Meeting of Shareholders of CSB scheduled to be held on April 26, 2017 at 7:00 p.m. local time at the Carlisle Inn, Walnut Creek, Ohio, and vote your common shares of CSB on the matters shown on the reverse side and in their discretion, to the extent permitted by applicable law, on any matters (none known at the time of solicitation of this proxy) which may properly come before the Annual Meeting of Shareholders and all adjournments thereof.

THE COMMON SHARES REPRESENTED BY THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSAL 2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THIS PROXY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.